EXHIBIT 21

(to Form 10-K)

THE CLOROX COMPANY

SUBSIDIARIES OF THE REGISTRANT

(100% owned unless otherwise indicated)



Subsidiaries                       Jurisdiction of Incorporation

-----------------------            -----------------------------

1109346 Ontario Ltd.               Canada



1216899 Ontario Inc.               Canada



1221 Olux, LLC                     Delaware



Aldiv Transportation, Inc.         California



American Sanitary Company S.A.     Costa Rica



American Sanitary Company          Cayman Islands

 (Overseas) Inc. (51%)



Amesco Ltd. (49%)                  Cayman Islands



Andover Properties, Inc.           Delaware



Antifreeze Properties, Inc.        Delaware



Antifreeze Technology              Delaware

 Systems, Inc.



Argus Holdings Inc.                Delaware



Armor All Products Corporation     Delaware



Armor All Products GmbH            Germany



The Armor All/STP Products Company Delaware



Brita America, Inc.                Nevada



Brita (Canada) Inc.                Canada



Brita Ltd. (50%)                   Canada



The Brita Products Company         Delaware



Brita (South America) Inc. (50%)   Canada



Chesapeake Assurance Limited       Hawaii



Clorosul Ltda.                     Brazil



Clorox Argentina S.A.              Argentina



Clorox (Australia) Pty. Ltd.       Australia





Clorox (Barbados) Inc.             Barbados



Clorox do Brasil Ltda.             Brazil



The Clorox Company of Canada,      Canada

 Ltd.



Clorox (Cayman Islands) Ltd.       Cayman Islands



Clorox Chile S.A.                  Chile



The Clorox China Company           Delaware



Clorox (Europe) Financing S.a.r.l. Luxembourg



Clorox Export Company, Inc.        Barbados



The Clorox Far East Company        Hong Kong

 Limited



Clorox Germany GmbH                Germany



The Clorox (Guangzhou) Company     People's Republic of China

 Ltd. (95%)



Clorox Hong Kong Ltd.              Hong Kong



The Clorox International Company   Delaware



Clorox Japan Limited               Japan



Clorox Korea Ltd.                  Korea



Clorox (Malaysia) Industries       Malaysia

 Sdn. Bhd.



Clorox (Malaysia) Sdn. Bhd.        Malaysia



Clorox de Mexico,                  Mexico

 S. de R. L. de C. V.



Clorox Mexicana,                   Mexico

 S. de R. L. de C. V.



Clorox Netherlands B. V.           The Netherlands



The Clorox Company of New          New Zealand

 Zealand Limited



Clorox del Pacifico S.A.           Peru



Clorox de Panama S.A.              Panama



The Clorox Pet Products Company    Texas



Clorox Products Manufacturing      Delaware

 Company



Clorox Professional Products       Delaware

 Company



The Clorox Company of Puerto Rico  Delaware



The Clorox Sales Company           Delaware



Clorox  Services Company           Delaware



Clorox Servicios Corporativos,     Mexico

S. de R.L. de C.V.



The Clorox South Asia Company      Delaware



Clorox Uruguay S.A.                Uruguay



CLX Realty Co.                     Delaware



Corporacion Clorox de              Venezuela

 Venezuela, S.A.



EcuaClorox S.A.                    Ecuador



Electroquimicas Unidas S.A.C.I.    Chile



Evolution S.A.. (51%)              Uruguay



Fabricante de Productos            Mexico

 Plasticos, S.A. de C.V.



First Brands Africa (Holdings)     South Africa

 (Pty) Limited



First Brands Africa (Pty) Limited  South Africa



First Brands Australia             Australia

 Pty Limited



First Brands (Bermuda) Ltd.        Bermuda



First Brands Corporation           Delaware



First Brands Europe Limited        United Kingdom



First Brands Funding Inc.          Delaware



First Brands (Guangzhou) Ltd. (51%)People's Republic of China



First Brands International, Inc.   Delaware



First Brands Mexicana,             Mexico

 S.A. de C.V.



First Brands New Zealand Limited   New Zealand



First Brands Philippines, Inc.     Philippines



First Brands Puerto Rico, Inc.     Puerto Rico



First Brands Zimbabwe              Zimbabwe

 (Private) Ltd.

Forest Technology Corporation      Delaware



The Glad Products Company          Delaware



Henkel Iberica, S.A. (20%)         Spain



Himolene Incorporated              Delaware



The Household Cleaning Products    Egypt

   Company of Egypt, Ltd. (49%)



The HV Food Products Company       Delaware



HV Manufacturing Company           Delaware



Invermark S.A.                     Argentina



Jingles LLC                        Delaware



Jonapurvco ULC                     Nova Scotia



Kaflex S.A.                        Argentina



Kingsford Manufacturing Company    Delaware



The Kingsford Products Company     Delaware



The Mexco Company                  Delaware



Mohammed Ali Abudawood and         Saudi Arabia

  Company for Industry (30%)



Multifoil Trading (Pty) Limited    South Africa



National Cleaning Products         Saudi Arabia

  Company Limited (30%)



NationalPak New Zealand Limited    New Zealand



NationalPak Pty Limited            Australia



Pacico Alliance (Singapore)        Singapore

 Pte. Ltd.



Pacico International Limited       Hong Kong



Pacico International               The Philippines

 Philippines Inc. (60%)



Pacico Marketing (HK) Limited      Hong Kong



Pacific Brands (Malaysia)          Malaysia

 Sdn. Bhd.



Paulsboro Packaging, Inc.          New Jersey



PCM International, Inc.            Delaware



Percenta Enterprise Sdn. Bhd.      Malaysia



Petroplus Produtos Automotivos     Brazil

 S.A. (51%)



Petroplus Sul Comercio Exterior    Brazil

 S.A. (51%)



Polysak, Inc.                      Connecticut



Productos Del Hogar,               Dominican Republic

 C. por A. (49%)



PT Clorox Indonesia                Indonesia



Renaissance:  A Resource Recovery  Canada

  Corporation



Risse Limited                      Republic of Ireland



Rocha Color S.A.                   Uruguay



The Rotanco Corporation            Delaware



Sarah Resources Limited            Canada



Sealapac (Pvt) Limited             South Africa



STP do Brasil Ltda.                Brazil



STP First Brands Espana, S.L.      Spain



STP First Brands (Australia)       Australia

 Pty Limited



STP Products Manufacturing Company Delaware



STP Scientifically Tested          Canada

 Products of Canada Ltd.



Tecnoclor S.A.  (72%)              Colombia



Traisen S.A.                       Uruguay



United Cleaning Products Mfg. Co.  Yemen Arab Republic

 Ltd. (33%)



Yuhan-Clorox Co., Ltd. (50%)       Korea